As filed with the Securities and Exchange Commission on February 25, 1998.
                                                       Registration No. 33-26248
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            POST-EFFECTIVE AMENDMENT
                                    No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                            FIRST UNITED CORPORATION
               (Exact name of Registrant as specified in charter)


          Maryland                             6712                        52-1380770
(State or other jurisdiction of    (Primary Standard Industrial) (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)              Number)

                             19 South Second Street
                                Oakland, MD 21550
                                 (301) 334-4715
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                     William B. Grant, Chairman of the Board
                            First United Corporation
                             19 South Second Street
                                Oakland, MD 21550
                                 (301) 334-4715
 (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           Abba David Poliakoff, Esq.
             Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                             233 East Redwood Street
                               Baltimore, MD 21202
                                 (410) 576-4067
                         -------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                         -----------------------------

[GRAPHIC OMITTED]


FIRST UNITED
Corporation



Dividend Reinvestment and
Stock Purchase Plan
Prospectus

Prospectus

                            First United Corporation
                            Dividend Reinvestment and
                               Stock Purchase Plan

                         196,155 Shares of Common Stock
                           (Par Value $.01 Per Share)

         This Prospectus relates to 196,155 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of First United Corporation (the "Corporation") to be issued under the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Complete details of the Plan are discussed in this Prospectus in an easy to understand question and answer format.

         The Plan provides shareholders with an opportunity to automatically reinvest their cash dividends in shares of Common Stock. The Plan also provides participating shareholders with a convenient and economical way to voluntarily purchase additional shares of Common Stock through optional cash payments of not less than $50 per payment nor more than $10,000 per calendar quarter.

         Shares acquired for the Plan will be purchased in the open market, in negotiated transactions or directly from the Corporation. The purchase price of shares purchased from the Company will be the fair market value per share, as defined, on the date of purchase. The purchase price of shares purchased in the open market or in negotiated transactions will be the weighted average of the prices actually paid for the shares, excluding all fees, brokerage commissions and expenses. Shareholders who do not elect to participate in the Plan will continue to receive their dividends, as declared and paid.

         Investment in Common Stock held in the Plan account has the same market risks as an investment in Common Stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reasons of fluctuations in the market price of the Common Stock held in their Plan account.

         It  is  recommended   that  this  Prospectus  be  retained  for  future
reference.

                             ----------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                   THE COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                             ----------------------

                The date of this Prospectus is February 25, 1998

         No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by First United Corporation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First United Corporation since the date hereof.


                                TABLE OF CONTENTS

                                                                           Page



AVAILABLE INFORMATION.......................................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  1

FIRST UNITED CORPORATION....................................................  2

DESCRIPTION OF THE PLAN.....................................................  2
         Purpose  ..........................................................  2
         Advantages.........................................................  2
         Administration.....................................................  3
         Participation......................................................  3
         Optional Cash Investments..........................................  4
         Purchases..........................................................  4
         Costs    ..........................................................  6
         Reports to Participants............................................  6
         Dividends..........................................................  6
         Certificates for Shares............................................  6
         Changing Method of Participation and Withdrawal....................  6
         Other Information..................................................  7

DESCRIPTION OF CAPITAL STOCK................................................  9
         Common Stock.......................................................  9
         Preferred Stock.................................................... 10

USE OF PROCEEDS............................................................. 10

LEGAL OPINION............................................................... 10

EXPERTS  ................................................................... 10

INDEMNIFICATION............................................................. 10

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (North-western Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

         The Corporation has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Corporation and the shares offered hereby. Any statement contained or incorporated by reference herein concerning the provisions of any document is not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Corporation with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13 of the Exchange Act;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, filed pursuant to Section 13 of the Exchange Act; and

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date at filing such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Request for such information should be directed to Office of the Secretary, First United Corporation, 19 South Second Street, Oakland, Maryland 21550, telephone (301) 334-4715.

                            FIRST UNITED CORPORATION

         First United Corporation (the "Corporation"), a Maryland corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Corporation's principal subsidiary is First United National Bank & Trust (the "Bank"), which is a national banking association chartered in 1900. The Bank provides a complete range of retail and commercial banking services to a customer base in Garrett, Allegany, Washington and Frederick Counties in Maryland, in Mineral, Hampshire, Berkeley and Hardy Counties in West Virginia and to residents in surrounding regions of Pennsylvania and West Virginia. The customer base in the aforementioned geographical area consists of individuals, businesses and various governmental units. The services provided by First United National Bank & Trust include checking, savings, NOW and Money Market deposit accounts, business loans, personal loans, mortgage loans, lines of credit and consumer-oriented financial services including IRA and KEOGH accounts. In addition, the Bank provides full brokerage services through a networking
arrangement   with   PrimeVest   Financial   Services,   Inc.,  a  full  service
broker-dealer. The Bank also provides safe deposit and night depository facilities and a complete line of trust services.

         The principal executive offices of the Corporation are located at 19 South Second Street, Oakland, Maryland 21550 (telephone number 888-692-2654).

                             DESCRIPTION OF THE PLAN

         The following is a question and answer statement of the provisions of the Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan is authorized by the Corporation's Board of Directors and has been in effect since January 9, 1989. The Plan will continue until terminated by the Corporation.

Purpose

1.  What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), with a convenient method of investing some or all of their cash dividends in shares of Common Stock and of making optional cash investments in additional shares of Common Stock, at market prices. The Plan permits the Corporation, at its election, to use shares purchased in the over-the-counter market or to use the Corporation's authorized and unissued shares in order to satisfy the Plan's requirements. The Plan originally reserved 250,000 shares of Common Stock to be made available for dividend reinvestment. There are currently 196,155 shares of Common Stock remaining from the original 250,000 shares that have not been distributed under the Plan.

Advantages

2.  What are the advantages of the Plan?

         Participants in the Plan ("Participants") may have some or all of the cash dividends paid on their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants also may make optional cash investments (of a minimum of $50 per payment and up to a maximum of $10,000 per quarter) at any time, whether or not they elect to reinvest dividends. Purchases of shares will be made at market prices for the Common Stock. Full investment of funds is possible under the Plan, whether or not there is a sufficient amount to buy a whole share, because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to Participants' accounts. Participants avoid safekeeping requirements and record keeping costs for shares credited to their accounts through the free custodial service and reporting provisions of the Plan. Statements of account will be furnished to Participants on a quarterly basis to provide simplified record keeping.

Administration

3.  Who administers the Plan?

         Mellon Bank, N.A. (the "Agent") administers the Plan. Certain of the administrative support will be provided to the Agent by ChaseMellon Shareholder Services, a registered transfer agent, P.O. Box 3338, South Hackensack, NJ
07606-1938. The Agent will keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Participant if the Participant is a registered holder. If a broker is participating on behalf of a beneficial owner then the shares will be registered in the broker's name or other nominee's name and credited to the respective Participants' accounts.

Participation

4.  Who is eligible to participate in the Plan?

         All holders of record of shares of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker) must become stockholders of record by having such shares transferred into their own names or make arrangements with their broker, bank or other nominee to participate on their behalf.

         A stockholder will not be eligible to participate in the Plan if he resides in a jurisdiction in which it is unlawful for the Corporation to permit his participation. A stockholder's right to participate in the Plan is not transferable apart from a transfer of his Common Stock to another person.


5.  How does a stockholder participate?

         A stockholder may join the Plan at any time by completing the Authorization Form. A stockholder who does not wish to participate in the Plan will continue to receive dividends, as declared, by check without any further action on his part.

6.  When will participation begin?

         Cash dividends are generally payable on the first business day of February, May, August, and November. If the Authorization Form returned by a stockholder entitled to a dividend is received by the Agent at least 21 calendar days before the payment date for a dividend, the Plan will go into effect for that stockholder with that dividend payment (and will apply to subsequent dividends). For example, in order to invest the quarterly dividend expected to be payable November 1, a stockholder's Authorization Form must be received by the Agent no later than October 11. If the Authorization Form is received after October 11 then any dividend payable on November 1 will be paid in cash and the stockholder's participation in the Plan will begin with the next dividend payment date (expected to be February 1). See Question No. 8 for information concerning the making of optional cash investments and Question No. 10 for information regarding the timing of optional cash investments.

7.  What does the stockholder Authorization Form provide?

         The stockholder Authorization Form allows each stockholder to decide the extent to which he wants to participate in the Plan. In addition, the stockholder, by checking the appropriate box on the Authorization Form, may participate in the Plan by making optional cash investments.

         The Agent will use cash dividends, plus any optional cash investments received from a Participant, to purchase additional shares of Common Stock. Cash dividends on shares of Common Stock credited to a Participant's account under the Plan are always automatically reinvested regardless of which investment option is selected.

Optional Cash Investments

8.  Who is eligible to make optional cash investments?

         Participants who have submitted a signed Authorization Form, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash investments. The Agent will apply any optional cash investments received from Participants to the purchase of shares of Common Stock for the account of such Participants.

         If a stockholder chooses to participate by optional cash investments only, the Corporation will pay cash dividends on shares registered in the Participant's name in the usual manner and the Agent will apply any optional cash investments received from the Participant to the purchase of additional shares of Common Stock for the Participant's account under the Plan. However, dividends payable on shares of Common Stock credited to the account of the Participant under the Plan will be automatically reinvested in additional shares of Common Stock.

         An initial optional cash investment may be made by a Participant when enrolling in the Plan by enclosing a check with the Authorization Form. Checks should be made payable to ChaseMellon Shareholders Services and returned along with the Authorization Form. Thereafter, optional cash investments may be made by the use of the cash investment form attached to the statement sent to Participants by the Agent.

9.  What are the limitations on making optional cash investments?

         The option to make cash investments is available to each Participant at any time; however, optional cash investments by a Participant cannot exceed a total of $10,000 per calendar quarter per Participant. The same amount need not be sent each quarter and there is no obligation to make an optional cash investment in every quarter. The minimum amount permitted is $50 per investment.

10.  When will optional cash investments received by the Agent be invested?

         Optional cash investments received at least two business days before a dividend payment date will be held by the Agent and combined with funds received from that dividend for purchase of Common Stock under the Plan. Any optional cash investment received less than two business days prior to the dividend payment date will be returned. Because no interest will be paid by the Agent on optional cash investments, each Participant is urged to mail any optional investment check so that it reaches the Agent shortly before the second business day prior to the dividend payment date.

Purchases

11.  How many shares of Common Stock will be purchased by Participants?

         The number of shares that will be purchased depends on the amount of the Participant's dividend, including dividends on shares credited to the Participant's account under the Plan, the amount of any optional cash investments and the applicable purchase price of the shares of Common Stock (see Question No. 12). Each Participant's account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price.

         The Corporation reserves the right to limit the maximum number of shares that the Corporation may sell to Participants for reinvestment of dividends under the Plan with respect to any dividend payment date to the number of shares which would have been sold if all dividends paid on that date were reinvested under the Plan. If with respect to any dividend payment date the Corporation exercises such right and as a result thereof there are insufficient shares available after investment of Participants' dividends to permit investment of all optional cash investments received, shares available for optional cash investments will be allocated among all Participants making optional cash investments in proportion to the amounts of their optional cash investments. The Agent will refund any payments by Participants that are not invested due to this limitation.

12.  What will be the price of shares of Common Stock purchased under the Plan?

         Shares of Common Stock will be purchased with reinvested dividends and optional cash investments under the Plan at such times as the Agent may determine, as promptly as possible after a dividend is paid, and in no event later than 21 days after such dividend payment date. No interest will be paid on funds held by the Agent under the Plan. For the purposes of making purchases, the Agent may commingle the dividends to be reinvested and optional cash investments of all Participants. The per share price for shares purchased for each Participant's account will be the average price of all shares purchased with the funds available. Shares purchased by the Agent in the over-the-counter market or in privately negotiated transactions will be acquired at prices it believes represent the best reasonably available, given all the then circumstances. Such prices may include a dealer mark-up or a brokerage commission. Participants will, therefore, indirectly bear the cost of such mark-up and commissions.

         If shares are purchased directly from the Corporation, such purchases will be made at the lowest "asked" price quoted, as of the close of business on the last business day immediately preceding the date of purchase, by broker-dealers which make a market in the Common Stock. The Corporation, in its sole discretion, will decide whether shares will be purchased on the open market, in privately negotiated transactions or from the Corporation.

         The Common Stock is thinly traded, and transactions in the Common Stock are infrequent. For this reason, depending on the number of shares involved, purchases in the over-the-counter market to satisfy the requirements of the Plan may have a significant effect on prevailing market prices, which could result in the payment of higher prices for shares than would be the case were the Plan not in effect.

         The Agent will hold the shares purchased under the Plan in each Participant's name, or if a broker is participating on behalf of a beneficial owner, in the broker's name or other nominee's name, but will have no responsibility for the value of such shares after their purchase.

13. May a stockholder purchase shares through the Plan but have dividends on those shares sent directly to him?

         No. The purpose of the Plan is to provide the Participant with a convenient method of purchasing shares of Common Stock and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock. A Participant may, of course, receive certificates for full shares accumulated in his account under the Plan at any time by sending a written request to
ChaseMellon Shareholder Services, P.O. Box 3338, South Hackensack, NJ 07606-1938. When certificates are issued to the Participant, future dividends on these shares will be sent to the stockholder.

Costs

14.  Is  there  any  expense   charged  to   Participants   in  connection  with
participation in the Plan?

         No. There are no service charges. All costs of administration of the Plan will be paid by the Corporation.


Reports to Participants

15.  How will Participants be advised of the purchase of stock?

         As soon as practical after each quarterly purchase, all Participants will receive a statement of account. These statements are the Participant's continuing record of the cost of purchases and should be retained for tax purposes. Participants also will receive copies of the same communications sent to all other stockholders, including the quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

Dividends

16. Will Participants be credited with dividends on shares held in their account under the Plan?

         Yes. The Corporation pays dividends, as declared, to the record holders of all its shares of Common Stock. As the record holder for Participants, the Agent will receive dividends for all Plan shares held on the record date. It will credit such dividends to Participants' accounts in the Plan on the basis of full and fractional shares held in their respective accounts, and will reinvest such dividends in additional shares.

Certificates for Shares

17.  Will stock certificates be issued for shares of Common Stock purchased?

         No. Certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates.

         However, certificates for any number of shares, up to the total number of full shares credited to an account under the Plan, will be issued upon written request of a Participant. This request should be mailed to ChaseMellon Shareholders Services, P.O. Box 3338, South Hackensack, NJ 07606-1938. Any remaining full shares and all fractional shares will continue to be credited to the Participants account.

         Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that a certificate for such shares be issued in his name.

         Certificates for fractional shares will not be issued.

18. In whose name will accounts be maintained and certificates registered when issued?

         An account will be maintained in each Participant's name as shown on the stockholder records at the time the Participant joins the Plan. When issued, certificates for full shares will be registered in the name of the person or entity who holds the account.

         Upon written request, certificates also can be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request bears the signatures of the Participant and the signature is guaranteed by a financial institution, broker or dealer that is a member of the Securities Transfer Agent Medallion Program.

Changing Method of Participation and Withdrawal

19.  How does a Participant change his method of participation?

         A Participant may change his method of participation at any time by completing an Authorization Form and returning it, or submitting a written request, to ChaseMellon Shareholder Services, P.O. Box 3338, South Hackensack, NJ 07606-1938. The change will apply as of the next dividend payment date that is 10 or more business days after the Agent receives the new Authorization Form.

20.  May a Participant withdraw from the Plan?

         Yes. The Plan is entirely voluntary and a Participant may withdraw at any time.

         If the request to withdraw is received by the Agent at least five business days prior to any dividend payment date, the amount of the dividend, and any optional cash investment which would otherwise have been invested, will be paid as soon as practical to the withdrawing Participant. Thereafter, all dividends will be paid in cash. A stockholder may elect to re-enroll in the Plan at any time.

21.  How does a Participant withdraw from the Plan?

         In order to withdraw from the Plan, a Participant must notify the Agent in writing that he wishes to withdraw. Written notice should be addressed to ChaseMellon Shareholder Services, P.O. Box 3338, South Hackensack, NJ 07606-1938. When a Participant withdraws from the Plan, or upon termination of the Plan by the Corporation, a certificate for full shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share.

         Upon his withdrawal from the Plan, the Participant may, if he desires, request that all of the shares, both full and fractional, credited to his account in the Plan be sold. The Participant may sell the shares from his Plan account, or other eligible book entry shares, at any time by notifying the Agent in writing. The Agent will record sales orders on the date of receipt, and process them within five business days of receipt. The Participant will receive the proceeds of the sale less any brokerage commissions and any transfer tax.

22. What happens to a fraction of a share when a Participant withdraws from the Plan?

         When a Participant withdraws from the Plan, a cash adjustment, representing any fraction of a share will be mailed directly to the Participant. The cash payment will be based on the highest "bid" price of the Common Stock quoted, as of the close of business on the day of transaction for which the withdrawal request is received by the Agent, by broker-dealers which make a market in the Common Stock.

Other Information

23. What happens when a Participant sells or transfers all of the shares registered in his name (i.e., those that are not held in his Plan account)?

         If a Participant disposes of all shares of stock registered in his name, the Agent will, unless otherwise instructed by a Participant, continue to reinvest the dividends on the shares credited to his account under the Plan.

24. If the Corporation sells additional shares of Common Stock through a rights offering, how will the rights of the Plan be handled?

         In a rights offering, a Participant will receive rights based upon shares held of record in his name and whole shares credited to his account under the Plan. Rights on Plan shares will be issued to the Participant in his own name.

25. What happens if the Corporation issues a stock dividend or declares a stock split?

         Any stock dividend or split shares distributed by the Corporation on shares credited to the account of a Participant under the Plan will be added to his account. Stock dividends or split shares distributed on shares held directly by a Participant will be mailed to him in the same manner as to stockholders who are not participating in the Plan.

26. How will a Participant's shares held under the Plan be voted at meetings of stockholders?

         Shares credited to the account of a Participant under the Plan will be voted in accordance with instructions of the Participant given on an instruction form which will be furnished to the Participant. If the Participant desires to vote in person at the meeting, a proxy for shares credited to his account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

         If no instructions are received on a returned proxy card or instruction form, properly signed, with respect to any item thereon, all of a Participant's shares - those registered in his name, if any, and those credited to his account under the Plan - will be voted (in the same manner as for non-participating stockholders who return proxies and do not provide instructions) in accordance with the recommendations of the Corporation's management. If the proxy card or instruction form is not returned, or if it is returned unsigned, none of the Participant's shares will be voted unless the Participant votes in person.

27.  What are the Federal income tax consequences of participation in the Plan?

         A Participant will be treated for Federal income tax purposes as having received on each dividend payment date the full amount of the cash dividend payable on that date with respect to shares owned by him, including shares registered in his name and shares held for his account under the Plan, even though that amount was not actually received by the Participant in cash, but instead is applied to the purchase of new shares for his account.

         A Participant's cost basis for shares purchased with reinvested dividends would be the purchase price of the shares. The Corporation believes that the prices at which shares are purchased under the Plan and allocated to Participants constitute the fair market value. The holding period for shares will begin on the following day.

         In addition, when shares are purchased for a participant's account on the open market with reinvested dividends, a participant also must treat as received by him or her that portion of any brokerage commission paid the Corporation which is attributable to the purchase of the Participant shares. The Participant's cost basis in such shares held for his or her account will be equal to the purchase price for the shares plus the allocable brokerage commissions.

         In the case of shares purchased on the open market with optional cash investments, Participants also must treat as received by him or her that portion of any brokerage commission paid by the Corporation which is attributable to the purchase of the Participant's shares. A Participant's basis in shares acquired with optional cash investments will be equal to the purchase price of the shares plus an allocable share of any brokerage commissions.

         In the case of those foreign stockholders whose dividends are subject to United States income tax withholding, or domestic stockholders whose dividends are subject to United States backup withholding, the Agent will, to the extent permitted by law, invest in Common Stock an amount equal to the dividends less the amount of tax required to be withheld. The regular statements of account confirming purchases made for such Participants will indicate the amount of tax withheld.

         THE FOREGOING IS A SUMMARY BASED ON INTERPRETATION OF CURRENT FEDERAL INCOME TAX LAWS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES APPLICABLE TO THEM AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM.


28.  May the Plan be changed or discontinued?

         The Corporation reserves the right to make modifications to the Plan or to suspend or terminate the Plan at any time. Any such modification, suspension or termination will be announced to both participating and nonparticipating stockholders.

29.  What is the responsibility of the Agent under the Plan?

         In administering the Plan, the Agent will not be liable for any act done or any omission to act in good faith, including, without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of notice in writing of such death; (b) with respect to the prices at which shares of the Corporation's Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of Common Stock on the open market or from the Corporation, or fluctuations in the market value of the Common Stock; and (c) any matters relating to the operation or management of the Plan. The Agent may not create a lien on any funds, securities or other property held under the Plan.

         The Participant should recognize that the Agent cannot assure him of a profit or protect him against a loss on the shares purchased for him under the Plan in accordance with his instructions as indicated on the Authorization Form. It is up to each Participant to make his own decision regarding the sale of any shares he owns, including shares owned under the Plan.

30.  Who interprets and regulates the Plan?

         The Corporation reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.


31.  When can purchases or sales of Common Stock be temporarily curtailed?

         Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would in the Agent's judgment contravene, or be restricted by, applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court, securities exchange or the National Association of Securities Dealers, Inc. The Agent shall not be accountable, or otherwise liable, for failure to make purchases of sales at such times and under such circumstances.

32. Where should correspondence regarding the Plan be sent? Where should optional cash investments be sent?

         All correspondence concerning the Plan and optional cash investments should be sent to ChaseMellon Shareholders' Services at the following addresses:

         Enrollment
         P.O. Box 3339
         South Hackensack, NJ 07606-1939

         Optional Cash Payments
         P.O. Box 3340
         South Hackensack, NJ 07606-1940

         Liquidation or Termination
         P.O. Box 3338
         South Hackensack, NJ 07606-1938


                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The Corporation is authorized to issue 12,000,000 shares of Common Stock, $.01 par value, of which 6,257,236 shares were issued and outstanding on December 31, 1997.

         Subject to the prior rights of holders of any Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Corporation's Board of Directors. Although the Plan contemplates the continuation of quarterly dividends, the payment of future dividends will be determined by management of the Corporation, depending upon future earnings, the financial condition of the Corporation and other factors.

         Holders of Common Stock are entitled to one vote per share for the election of directors and upon all other matters which may be submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights in the election of directors or any preemptive rights to subscribe to any additional securities which may be issued by the Corporation.

         In the event of liquidation, subject to the rights of holders of any Preferred Stock then outstanding, holders of Common Stock are entitled to receive pro rata any assets legally available for distribution to stockholders. The Common Stock does not have any redemption or conversion provisions applicable to it.

         The shares of Common Stock issued and outstanding are, and the shares to be issued under the Plan will be, fully paid and not liable to further calls or assessments.

Preferred Stock

         The Corporation is authorized to issue up to 2,000,000 shares of Preferred Stock, no par value, none of which was outstanding on December 31, 1997. The Preferred Stock is issuable in one or more series by the Board of Directors, and the Board has the authority to fix the number of shares, dividend rights, voting rights, conversion rights, redemption provisions, liquidation preferences and other rights and restrictions in each series of Preferred Stock. The Board of Directors, without stockholder approval, can issue such Preferred Stock with voting and other rights which could adversely affect the rights of the holders of the Common Stock, or which could impede a takeover of the Corporation.

                                 USE OF PROCEEDS

         In the event any shares of Common Stock are purchased under the Plan from the Corporation, the net proceeds from such sale will be used for general corporate purposes.

                                  LEGAL OPINION

         Certain matters with respect to the legality of the issuance of the shares of the Common Stock offered hereby have been passed upon by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, The Garrett Building, 233 East Redwood Street, Baltimore, Maryland 21202-3332.

                                     EXPERTS

         The consolidated financial statements of First United Corporation appearing in First United Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Corporation's Articles of Incorporation provide that each director and officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by Maryland law. The Corporation's Bylaws provide in general that the Corporation shall indemnify any director or officer who is a party to any suit or proceeding, other than an action by or in the right of the Corporation by reason of his having been a director or officer of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws also require the Corporation to indemnify any such person with respect to actions by or in the right of the Corporation against expenses incurred in connection herewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, unless he is adjudged liable to the Corporation. Such rights of indemnification are not exclusive of any other rights to which directors or officers may otherwise be entitled. The Bylaws further provide that the directors and officers shall be indemnified as permitted by Maryland corporation law and in the event of any inconsistency between the Bylaw provisions and such law, the provisions of the Maryland corporation law shall govern.

         Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the Corporation, indemnification may not be made if the individual is adjudged to be liable to the Corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers. The Corporation maintains a director and officer liability insurance policy covering its director and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

         Exhibit
         Number   Description of Exhibits

             4.1 The Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus)

             4.2  Authorization Form

             5. Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (filed herewith)

            23.1  Consent  of  Ernst  &  Young,  independent  certified   public
                  accountants (filed herewith)

            23.2 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (contained in Exhibit 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of Maryland, on the 11th day of February, 1998.

                            FIRST UNITED CORPORATION


                                                 By: /s/ Robert W. Kurtz
                                                     --------------------------
                                                     Robert W. Kurtz, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

Signature                     Title                                Date
---------                     -----                                ----

/s/ William B. Grant
------------------------      Chairman of the Board of         February 11, 1998
William B. Grant              Directors and Chief Executive
                              Officer (CEO)

/s/ Robert W. Kurtz
------------------------      President, Chief Financial       February 11, 1998
Robert W. Kurtz               Officer and Secretary


/s/ David J. Beachy
------------------------      Director                         February 11, 1998
David J. Beachy


/s/ Donald M. Browning
------------------------      Director                         February 11, 1998
Donald M. Browning


/s/ Rex. W. Burton
------------------------      Director                         February 11, 1998
Rex. W. Burton


/s/ Paul Cox, Jr.
------------------------      Director                         February 11, 1998
Paul Cox, Jr.



------------------------      Director                         ___________, 1998
Richard D. Dailey, Jr.


/s/ Maynard G. Grossnickle
------------------------      Director                         February 11, 1998
Maynard G. Grossnickle


/s/ Raymond F. Hinkle
------------------------      Director                         February 11, 1998
Raymond F. Hinkle


/s/ Andrew E. Mance
------------------------      Director                         February 11, 1998
Andrew E. Mance

/s/ Elaine L. McDonald
------------------------      Director                         February 11, 1998
Elaine L. McDonald


/s/ Donald E. Moran
------------------------      Director                         February 11, 1998
Donald E. Moran


/s/ I. Robert Rudy
------------------------      Director                         February 11, 1998
I. Robert Rudy


/s/ James F. Scarpelli, Sr.
------------------------      Director                         February 11, 1998
James F. Scarpelli, Sr.


/s/ Karen F. Myers
------------------------      Director                         February 11, 1998
Karen F. Myers


/s/ Richard G. Stanton
------------------------      Director                         February 11, 1998
Richard G. Stanton


/s/ Robert G. Stuck
------------------------      Director                         February 11, 1998
Robert G. Stuck


/s/ Frederick A. Thayer, III
------------------------      Director                         February 11, 1998
Frederick A. Thayer, III

                                  Exhibit Index

Exhibit
Number   Description of Exhibits

4.1      The Dividend  Reinvestment  and Stock  Purchase  Plan  (included in the
         Prospectus)
4.2      Authorization Form
5 Opinion of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, regarding legality of the shares.
23.1     Consent of Ernst & Young.
23.2 Consent of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC (included in Exhibit 5).

                                   Exhibit 4.2

THIS IS NOT A PROXY

                            First United Corporation

                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                               Authorization Form

TO: ChaseMellon  Shareholder  Services,  Agent for First United Corporation (the
    "Corporation"):

         The undersigned desires to participate in the Dividend Reinvestment and Stock Purchase Plan ("Plan") under the terms set forth in the current brochure relating to the Plan, receipt of which is hereby acknowledged, to purchase full and fractional shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation as specified below:

   (Check one)
---
---      FULL DIVIDEND REINVESTMENT - ALL SHARES AND OPTIONAL CASH PAYMENTS.
         I hereby authorize you to apply all dividends on all shares registered in my name, and any optional cash payments I make by check or money order, toward the purchase of shares of Common Stock.
---
--- PARTIAL DIVIDEND REINVESTMENT - LESS THAN ALL SHARES, OPTIONAL CASH PAYMENTS. Apply cash dividends on _________________ shares and any optional cash payments I make by check or money order toward the purchase of shares of Common Stock, and send the remaining cash payments to me.

---
--- OPTIONAL CASH PAYMENTS ONLY I hereby authorize you to designate me as a participant in the Plan, and direct you to purchase shares of Common Stock with all optional cash payments I make by check or money order.


         NOTE: Cash dividends on shares of Common Stock credited to the participant's account under the Plan are automatically reinvested in additional shares. Participants will continue to receive cash dividends on those shares not in an account under the Plan.

         I understand that I may withdraw from the Plan by giving written notice thereof to the Agent designated in the brochure or its duly designated successor, in accordance with the terms of the Plan.

PLEASE FILL IN NAME AND ADDRESS EXACTLY AS     THIS IS NOT A PROXY
IT APPEARS ON YOUR STOCK CERTIFICATE:

------------------------------------------     ------------------------------
                                                       Signature

------------------------------------------     ------------------------------
                                                       Signature

------------------------------------------     All persons whose names appear on
                                               the stock certificate must sign.



------------------------------------------     Date:____________________________


Return form to:   ChaseMellon Shareholder Services
                  P.O. Box 3339
                  South Hackensack, NJ 07606-1939

                                    Exhibit 5

                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332
                                  410-576-4000
                                Telex 908041 BAL
                                Fax 410-576-4246


                                February 25, 1998


First United Corporation
19 South Second Street
Oakland, MD 21550


         Re:      First United Corporation
                  Dividend Reinvestment and Stock Purchase Plan
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to First United Corporation, a Maryland corporation (the "Corporation"), in connection with the issuance by the Corporation of up to 196,155 shares of common stock, par value $.01 per share (the "Shares"), under the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Corporation with the Securities and Exchange Commission (the "Commission").

         We have examined copies of (i) the Articles of Incorporation of the Corporation, as amended (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Corporation, (iii) the Plan, and (iv) resolutions adopted by the Board of Directors of the Corporation relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         A. Each of the parties (other than the Corporation) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, or (b) by general equitable principles;

         B. Each individual executing any Documents on behalf of a party (other than the Corporation) is duly authorized to do so, and each individual executing any of the Documents is legally competent to do so; and

         C. All Documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents

First United Corporation
February 25, 1998
Page 2



are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; and all statements and information contained in the Documents are true and complete.

         Based on the foregoing, it is our opinion that Shares sold by the Corporation to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             GORDON, FEINBLATT, ROTHMAN,
                                             HOFFBERGER & HOLLANDER, LLC



                                             By:  /s/ Abba David Poliakoff
                                                  Abba David Poliakoff
                                                  Member of the Firm

                                  Exhibit 23.1

                                     CONSENT

         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-26248) and related Prospectus of First United Corporation for the registration of 196,155 shares of its common stock in connection with its Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial Statements of First United Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            /s/
                                            Ernst & Young


Baltimore, Maryland
February 24, 1998